UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]
Written communications pursuant to Rule 425 under the Securities Act

[   ]
Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On September 25, 2012, Diversified Restaurant Holdings, Inc. together with its wholly-owned subsidiaries (the “Company”), entered into a Senior Secured Credit Facility (the “Senior Secured Credit Facility”) with RBS Citizens, N.A., a national banking association (“RBS”).  The Senior Secured Credit Facility consists of a $37,000,000 term loan (“Term Loan”), a $10,000,000 development line of credit (“DLOC”), and a $1,000,000 revolving line of credit (“Revolving Line of Credit”).

The Company immediately used approximately $15,200,000 of the Term Loan to refinance existing outstanding debt with RBS and used approximately $3,300,000 of the Term Loan to refinance and term out the outstanding balance of the existing development line of credit loan between the Company and RBS.  Additionally, on September 25, 2012, approximately $14,700,000 of the Term Loan was used to complete the acquisition of the Krygier entities (described below) and approximately $2,500,000 of the Term Loan was used to purchase 100% of the membership interests in the Ansley Group, L.L.C. (the “Ansley Group”), a Michigan limited liability company and the owner of a parcel of real estate located at 15745 15 Mile Road, Clinton Township, Michigan 48035 (the “Clinton Township Property”).  The remaining balance of the Term Loan, approximately $1,300,000, was used to pay the fees, costs and expenses associated with the above acquisitions and arising in connection with the closing of the loans constituting the Senior Secured Credit Facility.

The Term Loan is for a term of five years.  Payments of principal shall be based upon an 84-month straight-line amortization schedule, with monthly principal payments of $440,476 plus accrued interest.  The interest rate for the Term Loan is LIBOR plus an applicable margin.  The entire remaining outstanding principal and accrued interest on the Term Loan is due and payable on the Term Loan maturity date of September 25, 2017.

Item 2.01 Completion of Acquisition of Assets

The information included in Item 1.01 above is incorporated by reference herein.

On September 25, 2012, the Company completed the acquisition of substantially all of the assets of Crown Wings, Inc., Brewsters, Inc., Valpo Wings, Inc., Buffaloville Wings, Inc., and Hammond Wings, Inc., each an Indiana corporation, and Homewood Wings, Inc., Cal City Wings, Inc., Lansing Wings, Inc., and Lincoln Park Wings, Inc., each an Illinois corporation (collectively, the “Krygier Entities”). The acquired assets consist of eight Buffalo Wild Wings restaurants operating in Indiana and Illinois and the right to develop a ninth Buffalo Wild Wings restaurant.  A copy of the press release announcing the acquisition is included as Exhibit 99.1

On September 25, 2012, the Company also acquired 100% of the membership interests in the Ansley Group for approximately $2,500,000.  As a result of this acquisition, the Company has acquired full ownership rights in the Clinton Township Property.  The Ansley Group was owned by T. Michael Ansley and Thomas D. Ansley.  T. Michael Ansley is the Chairman of the Board of Directors, President and CEO and a principal shareholder of the Company.

Item 9.01 Financial Statement and Exhibits

(d) The follow exhibits are included with this Report.

Exhibit 2.1                                Purchase Agreement, dated July 13, 2012

Exhibit 10.1                              Credit Agreement, dated September 25, 2012

Exhibit 99.1                              Press Release dated September 26, 2012

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SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: September 28, 2012	By:	/s/ David G. Burke
	Name:	David G. Burke
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

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